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EXHIBIT 1
                             JOINT FILING AGREEMENT

        Pursuant to Rule 13d-1(k)(1)(iii), we the undersigned agree that the
Schedule 13G, to which this Joint Filing Agreement is attached as Exhibit 1, is filed on behalf of each of us.

                                        CMT ASSOCIATES, L.P.


                                        By:    KKR ASSOCIATES, L.P.
                                        Its:   General Partner

                                               By:    \s\ Salvatore Badalamenti
                                                      -------------------------
                                               Name:  Salvatore Badalamenti
                                               Title: Attorney-in-Fact for
                                                      Henry R. Kravis,
                                                      General Partner


                                        KKR PARTNERS II, L.P.


                                        By:    KKR ASSOCIATES, L.P.
                                        Its:   General Partner

                                               By:    \s\ Salvatore Badalamenti
                                                      -------------------------
                                               Name:  Salvatore Badalamenti
                                               Title: Attorney-in-Fact for
                                                      Henry R. Kravis,
                                                      General Partner